Exhibit 23.d

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the following Registration Statements of our report dated December 15, 2016, relating to the financial statements of Meritor WABCO Vehicle Control Systems for the year ended September 30, 2016 appearing in this Annual Report on Form 10-K/A of Meritor, Inc. for the year ended October 2, 2016:

Form	Registration No.	Purpose
S-3	333-200858	Registration of common stock, preferred stock, warrants, debt securities and guarantees
S-8	333-192458	Amended and Restated 2010 Long Term Incentive Plan
S-8	333-171713	Amended 2010 Long-Term Incentive Plan
S-8	333-164333	2010 Long-Term Incentive Plan
S-8	333-141186	2007 Long-Term Incentive Plan
S-8	333-107913	Meritor, Inc. Savings Plan
S-8	333-123103	Meritor, Inc. Hourly Employees Saving Plan
S-8	333-49610	1997 Long-Term Incentives Plan
S-8	333-42012	Employee Stock Benefit Plan, 1988 Stock Benefit Plan, and 1998 Employee Stock Benefit Plan

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Detroit, Michigan
December 15, 2016